EXHIBIT 99.1

GENIUS PRODUCTS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS FOR GENIUS PRODUCTS, LLC

2007 Fourth Quarter Net Revenue was $185 million an increase of 144% compared to the Same Period in 2006

2007 Fourth Quarter Adjusted EBITDAS was $7 million

For the Year Ended 2007 Net Revenue was $474 million an increase of $199 million or 72% compared to the Same Period in 2006

Full Year 2007 Adjusted EBITDAS was $12 million

Issues 2008 Net Revenue Guidance Range of $600 million to $700 million and  Adjusted EBITDAS range of $40 million to $50 million

SANTA MONICA, Calif.—March 17, 2008--Genius Products, Inc. (OTCBB: GNPI) today announces fourth quarter and full year results and issues new 2008 guidance.  All of the discussion items in this release relate to Genius Products, Inc.'s equity investment in Genius Products, LLC.

Three Months Ended December 31, 2007
Net revenues for the three months ended December 31, 2007 were $185 million compared to the prior year’s quarter net revenue of $76 million, an increase of $109 million or 144%.  Fourth quarter 2007 Adjusted EBITDAS was $7 million.  Adjusted EBITDAS is earnings before interest, taxes, depreciation, amortization and approximately $19 million of non-recurring charges consisting of:  non-branded business impairments and obsolescence costs.

“In less than two years we have built one of the largest home entertainment distributors, growing net revenue from $22 million in 2005 to over $474 million for the year ended December 31, 2007, and expanded our branded business to 33% of net revenue in 2007 from 12% in 2006.  We believe we achieved approximately 4% market share in 2007 of the $24.1 billion home video industry compared to having minimal representation in 2005,” stated Stephen K. Bannon, Chairman.  “As we streamline our DVD business and improve margins in 2008, we have made the strategic decision to move away from our non-branded business which constituted only 2% of net revenue for full year 2007 but included a significant amount of titles in our release slate.  This move will improve efficiencies and free up resources to rapidly expand into branded business opportunities including Video Games, Music and digital commerce.”

“The fourth quarter gross revenue guidance miss was primarily driven by three factors; a softening of catalog sales in December, a shift of direct-to-video releases out of the quarter and the cancellation of a planned major retail program at the end of the year,” stated Trevor Drinkwater, President and CEO.  “While not discounting the miss in guidance, we had an extremely successful fourth quarter and full year on a number of measures.  First, we accomplished our goal of achieving full year profitability on an adjusted basis. Second, we have now completed the build-out of our platform and can focus on driving efficiencies, cost savings and margin improvement. Third, we began the expansion into new businesses such as Video Games and digital commerce.”

EXHIBIT 99.1

“As we enter 2008, our team has Genius well positioned to exploit the platform we have built to deliver 2008 net revenue in the range of $600 to $700 million and adjusted EBITDAS in the range of $40 to $50 million.  2008 represents phase two of our aggressive growth strategy which will focus on continued revenue growth and improvements in margin through brand and content partnerships, content production, intellectual property ownership, and expansion into additional revenue streams.”

Beginning in 2008, Genius Products, LLC is providing Net Revenue Guidance compared to Gross Revenue Guidance.  Gross Revenue guidance was used to demonstrate the Company’s ability to manage an efficient supply chain. This shift to Net Revenue puts the Company’s guidance in line with its industry peers and the Company believes the Net Revenue guidance will simplify its reporting and give investors a better metric for measuring our performance going forward.  From hereafter, we will use the term revenue which means revenues after deducting returns, discounts and allowances.

2007 Financial and Operating Achievements:
•	Grew revenue by 72% from 2006
•	Increased branded content to 33% of revenue from 12% in 2006
•	Reduced returns, discounts and allowances from 28% in 2006 to 27% in 2007
•	Completed final transition out of non-branded businesses; impacting 2007 by $19 million of non-recurring costs
•	Shipped over 60 million units and released approximately 350 titles
•	Commenced co-productions with RHI (Hallmark), QD3, Entertainment Rights, Sesame Street and others
•	Launched digital program with iTunes, Netflix, Microsoft, Amazon and others

2008 Revenue Growth Opportunities:
•
TWC revenue expected to increase approximately 10% driven by a significant increase in direct-to-video and other catalog titles, partially offset by a softer TWC release slate.  TWC’s theatrical business in calendar 2008 is weighted towards the fourth quarter and will have a significant positive impact on the first half of 2009

•
Genius branded business is expected to double through the implementation of retail-based programs, additional branded partnerships, release of co-productions and new business from existing major brands

•	Expanding into higher margin video games, direct response, and service agreements which is projected to represent 6% of revenue in 2008
•	Expanding relationships with branded partners into interactive, digital and licensing
•	Expanding into Canada

EXHIBIT 99.1

2008 Margin Improvement Opportunities:

•	Non-TWC revenue expected to represent 50% of full year 2008 revenue
•	Streamlined organization is expected to reduce overhead by approximately $3 to $6 million as compared to prior year
•	Margin expansion through co-productions, content acquisition new branded content partnerships
•	Pursuing supply chain and back room service efficiencies

The company expects to achieve the following results for 2008:

•	Full year revenue guidance in the range of $600 to $700 million
•	Full year adjusted EBITDAS expected to be in the range of $40 to $50 million
•	Full year Free Cash Flow is expected to be in the range of $33 to $43 million

“We believe we are well positioned for profitable growth in 2008,” stated Mr. Trevor Drinkwater, President and CEO. “As we enter 2008 our branded business is poised for continued strong growth which will be slightly offset in the first half of 2008 by a light TWC theatrical release schedule which was partially impacted by the recently ended writer’s strike.”

Mr. Drinkwater concluded, "In 2008, we have a solid video release schedule of direct to video and theatricals from TWC including The Great Debaters, Superhero Movie, and much-anticipated sequels from the proven Dimension Films Label.  We also enter 2008 with expanding revenue streams from a strong co-production slate, video game offerings as well as expanding relationships with our content partners through traditional and non-traditional distribution in the areas of interactive, digital commerce."

Genius Products, LLC Actual Results for the Three Months ending December 31, 2007

Genius generated revenue of $185 million, an increase of 144% compared to the prior year’s quarter. This revenue growth was attributable to:  $67.6 million from a stronger slate of TWC films, including Planet Terror, 1408, Sicko, Halloween, and Nanny Diaries and $40.6 million from arrangements with branded partners, primarily Classic Media, WWE®, and Sesame Street®.

For the three months ended December 31, 2007, adjusted gross profit was $15 million or 8%. This excludes $19 million of costs associated with non-branded business impairments and obsolescence.  Excluding these adjustments, Gross loss was $4 million.

For the three months ended December 31, 2007, general and administrative expenses were $8.2 million as compared to $7.3 million for the three months ended December 31, 2006, an increase of $0.9 million or 12.3%, primarily caused by the expenses of Castalian (acquired in April 2007).  For the three months ended December 31, 2007 general and administrative expenses were $8.2 million compared to $10.8 million for the third quarter of 2007, a decrease of $2.6 million or 24%.

For the three months ending December 31, 2007, Adjusted EBITDAS was $7 million.  Adjusted EBITDAS is earnings before interest, taxes, depreciation, amortization and $19 million of charges  associated with non-branded business impairments and obsolescence.

Adjusted net income was $7 million which excludes $19 million of non-branded business impairments and obsolescence.  Net loss for the quarter was $12 million.

Total current assets at December 31, 2007 were $147 million including $123 million of accounts receivable net of provisions.

As of December 31, 2007, Genius Products, LLC had $14.1 million in cash and restricted cash.  The Company had total debt net of cash of $25 million as of December 31, 2007.

EXHIBIT 99.1

Genius Products, LLC Actual Results for the Full Year Ended December 31, 2007

Genius generated revenue of $474 million, net of sales returns, discounts and allowances of $177 million for the year ended December 31, 2007 an increase of 72% compared to the prior year.  Revenue for the year ended December 31, 2007 were primarily composed of sales of TWC titles, driven by the 17 Theatrical Titles totaling approximately $308 million in domestic Box Office receipts and the 70 TWC direct-to-video titles, in addition to sales of branded content including titles such as the Christmas Classics Giftset, under our agreements with Classic Media, WWE®, Sesame Street®, Arts Alliance and RHI Entertainment.

For the year ended December 31, 2007, adjusted gross profit was $41 million, with an adjusted gross profit margin of 9%.   Adjusted gross profit excludes $19 million of non-recurring charges consisting of costs associated with non-branded business impairments and obsolescence.  Gross profit for the year was $23 million.

For the year ended December 31, 2007, general and administrative expenses were $38.4 million, amounting to 8.1% of revenue.

Adjusted EBITDAS for the year ended December 31, 2007 was $12 million.  Adjusted EBITDAS is earnings before interest, taxes, depreciation, amortization and $23 million of non-recurring charges consisting of:  $19 million of costs associated with non-branded business impairments and obsolescence and $4 million of non-recurring G&A associated with professional services and temporary office space.

 For the year ended December 31, 2007, interest expense was $1.7 million, net of interest income. Adjusted net income for the year ended December 31, 2007 was $5 million, which excludes the $23 million of non-recurring charges mentioned above.  Net loss was $18 million for the year ended December 31, 2007.

Investor Conference Call
The Company's executives will host an investor conference call today to discuss its results for the fourth quarter and year ended December 31, 2007, at 8:30 a.m. Eastern Time.  Investors are invited to listen to Genius Products' conference call by dialing 888-680-0878 and using the passcode 39567717. International callers can dial 617-213-4855 and enter the same passcode. There will also be a simultaneous webcast and investor slides available at the Investor Relations portion of the Genius Products website at www.geniusproducts.com.

A replay of the call will be available until March 31st and can be accessed by dialing 888-286-8010 from the U.S., or 617-801-6888 for international callers, and using the passcode 77073824. A replay webcast will also be available at the Investor Relations portion of the Genius Products website at www.geniusproducts.com.

About Genius Products
Genius Products, Inc. (OTCBB:GNPI), along with The Weinstein Company Holdings LLC, together owns Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Animal Planet, Asia Extreme™, Discovery Kids, Dragon Dynasty™, Dimension Films™, Entertainment Rights group companies (Entertainment Rights, Classic Media and Big Idea), ESPN®, IFC®, RHI Entertainment™, Sesame Workshop®, TLC, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC, in which it holds a 30% equity interest.

EXHIBIT 99.1

Use of Non-GAAP Financial Information. Adjusted earnings before interest, taxes, depreciation, amortization and non-cash compensation (“Adjusted EBITDAS”) as presented in this presentation is a non-GAAP financial measure that represents GAAP net income excluding the effects of a variety of charges and credits that are required to be included in a GAAP presentation, including non-cash compensation expense related to FAS 123(R), depreciation, amortization, taxes, interest income, interest expense and non-recurring charges consisting of extraordinary consulting fees and accounting costs associated with audit costs and Sarbanes Oxley implementation, non- branded business obsolescence and impairment charges and non-recurring G&A.  Adjusted EBITDAS may differ from non-GAAP measures used by other companies and is not a measurement under GAAP. Management believes the Adjusted EBITDAS presentation enhances an overall understanding of Genius Products’ financial performance from operations, and it is used by management for that purpose. The Company believes Adjusted EBITDAS provides useful information to investors about the Company’s financial performance because it eliminates the effects of period to period changes in non-cash compensation expenses, depreciation, amortization, interest income, interest expense and taxes, and non-recurring charges consisting of extraordinary consulting fees and accounting costs associated with audit costs and Sarbanes Oxley implementation, non-branded business obsolescence and impairment charges and non-recurring G&A, all of which the Company believes are not reflective of the underlying performance of its ongoing operations.  Measures similar to Adjusted EBITDAS are also widely used by the Company and other companies in the industry to evaluate and price potential acquisition candidates.  In addition, the Company presents these measures because the Company believes they are frequently used by analysts, investors and other interested parties in evaluating companies such as Genius Products. Since Genius Products has historically reported non-GAAP results to the investment community, management believes the inclusion of this non-GAAP financial measure provides consistency in its financial reporting.  There are limitations inherent in non-GAAP financial measures such as Adjusted EBITDAS in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of Genius Products recorded costs against its revenue. Management compensates for these limitations in non-GAAP measures by also evaluating performance based on traditional GAAP financial measures. Accordingly, investors should consider these non-GAAP results together with GAAP results, rather than as an alternative to GAAP basis financial measures.

Safe Harbor Statement
Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products' business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our revenue, net income and profitability in 2007 and beyond, the period during which Genius Products will achieve profitability, our projected revenue from TWC and non-TWC content in 2007 and beyond, increases in sales volume, our anticipated growth in revenue and content, our ability to forecast returns, our ability to successfully position ourselves as a leading home entertainment distributor, the number of anticipated releases per year under our agreements with TWC and our other content partners, the anticipated timing and performance of new releases, our anticipated co-productions with our co-producing partners and our anticipated expansion into new lines of business and/or new territories. Actual results could vary for many reasons, including but not limited to, our ability to acquire and keep valuable content and expand our distribution and co-production partnerships, the unpredictability of audience demand, the success of The Weinstein Company titles at the box office and the popularity of our titles on DVD, our ability to perform under the terms of our agreement with our content providers, our ability to comply with the terms of our credit facility with Societe Generale, our ability to continue to manage our significant growth, our ability to continue to attract and keep experienced management, the effect of technological change, the availability of alternative forms of entertainment and our ability to maximize our operating leverage. Other such risks and uncertainties include the matters described in Genius Products' filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
GNPI—Investor Relations
John Mills / Anne Rakunas, 310-954-1100

EXHIBIT 99.1

GENIUS PRODUCTS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2007
(IN THOUSANDS)

	Three Months Ended December 31, 2007	Twelve Months Ended December 31, 2007

Revenues, net of sales returns, discounts and allowances of $70,823 and $177,324	$184,904	$474,087

Total costs of revenues	188,950	451,597
Gross profit	(4,046)	22,490

Total operating expenses	8,192	38,440
Loss from Operations	(12,238)	(15,950)

Interest, net	5	(1,748)
Net loss	$(12,233)	$(17,698)

EXHIBIT 99.1

GENIUS PRODUCTS, LLC
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2007
(IN THOUSANDS)

ASSETS
Current assets:
Cash and cash equivalents	$3,102
Restricted cash	7,765
Accounts receivable, net of allowance for doubtful accounts and sales returns of $72,470	123,295
Inventories, net of reserves for obsolescence of $13,257	11,282
Prepaid expenses and other current assets	1,110
Total current assets	146,554

Restricted cash	3,323
Property and equipment, net of accumulated depreciation of $455	953
Royalty advances, net of uncollectible advances of $5,112	31,492
Library, net of accumulated amortization of $6,452	14,403
Goodwill	87,512
Other intangible assets, net of accumulated amortization of $6,484	11,596
Deposits and other	2,968
Deferred financing fees	1,654
Total assets	$300,455

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$31,477
Notes payable	31,297
Notes payable to affiliate	8,191
Remittance to TWC	78,759
Remittance to Arts and Alliance and accrued royalties	20,000
Accrued advertising and marketing	24,515
Other accrued expenses	20,910
Deferred revenue	8,492
Total current liabilities	223,641

Long term liabilities:
Long term notes payable	627
Long term capital lease	30
Total long term liabilities	657

Total members' equity	76,157

Total liabilities and members' equity	$300,455

EXHIBIT 99.1

Genius Products, LLC and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Actual		Forecast
	Three	Twelve	Twelve
	Months	Months	Months
	Ended	Ended	Ended
	12/31/2007	12/31/2007	12/31/2008
	Net Income	Net Income	Net Income

Net Income	$(12,233)	$(17,698)	$28,000 - $38,000

Adjustments to arrive at Adjusted EBITDAS (1)
FAS 123R stock compensation expense	(1,085)	758	3,000
Depreciation and amortization	1,289	4,572	5,000
Interest expense, net	(5)	1,748	4,000
Provision for income taxes	-	-	-
Non-branded Impairments and Reserves	18,800	18,800	-
Non-recurring G&A	-	4,300	-
Total adjustments	18,999	30,178	12,000

Adjusted EBITDAS (1) (non-GAAP)	$6,766	$12,480	$40,000 - $50,000

(1)EBITDAS is earnings before interest, taxes, depreciation, amortization and non-cash stock compensation expense and adjustments for non-branded business impairments and obsolescence and non-recurring G&A.